                                                                EXHIBIT 4.2

                               FOURTH AMENDMENT

                                      TO

                          GREAT NORTHERN PAPER, INC.
                          HOURLY 401(k) SAVINGS PLAN

                         (EFFECTIVE JANUARY 1, 1992,
                       AS AMENDED AND RESTATED THROUGH
                              OCTOBER 15, 1994)

        Effective as hereinafter set forth, the Great Northern Paper, Inc. Hourly 401(k) Savings Plan (the "Plan") is hereby amended in the following respects only:

        1. Exhibit A, appended to and incorporated in the Plan, is hereby amended, effective July 1, 1996, by adding to the Collective Bargaining Agreements Referenced in Section 1.16, effective July 1, 1996, Local 1310 of the Pinkham Lumber Company UPIU, Local 1310, with no GNP Matching Contribution until March 1, 1998, at which time, the maximum GNP Matching Contribution for the Plan Year ending December 31, 1998 (and Plan Years thereafter) shall become $500.00. As so amended, Exhibit A reads as follows:

                                  EXHIBIT A

                       Collective Bargaining Agreements
                          Referenced in Section 1.16


                                                      Effective
                                                       Date of
              Union                                   Coverage
              -----                                   ---------

      United Paperworks                               January 1, 1992*
        International Union,
        Locals 12, 24, 37, 152

      Trades Union                                    January 1, 1992*
        Locals 156, 362, 485, 567,
        658, 69, 1612 and 261

      Office & Professional Employees                 January 1, 1992*
        International Union Local 192

      United Plant Guard Workers                      January 1, 1992*
        of America, Local 549

      Pinkham Lumber Company UPIU,                    July 1, 1996
        Local 1310

      Non-Union, hourly-paid employees                October 1, 1995

* The Effective Date of the Plan

                           Applicable Annual Limit


        The Annual Limit on GNP Matching Contributions Applicable to the following groups of Employees in the following Plan Years is as set forth in the appropriate column opposite the group's collective bargaining unit (or other designation):

             Applicable Annual Limit on GNP Matching Contributions
                      with respect to Plan Year ending:

    Union/
Other Designation       12/31/95          12/31/96            12/31/98
-----------------       --------          --------            --------
                                    and each year thereafter
                                     (unless a subsequent
                                       change is shown)

UPIU, Locals 12, 24
 37, 152                $ 900.00          $1,000.00

Trades, Locals
156, 362, 485, 567,
658, 69, 1612 and 261   $ 900.00          $1,000.00

OPEIU, Local 192        $ 900.00          $1,000.00

UPGWA, Local 549        $ 800.00          $  800.00

UPIU, Local 1310           N/A            No Match               $500.00
                                                            (effective 3/1/98)

Non-Union, hourly paid  $ 800.00          $ 800.00
Employees

        2.  In all other respects, the Plan is hereby ratified and confirmed.

Dated at Greenville, South Carolina, this 18th day of March, 1996.

                                 BOWATER INCORPORATED, PLAN SPONSOR


                                 By /s/ Richard F. Frisch
                                    ---------------------------------
                                        Richard F. Frisch, its Vice President,
                                         Human Resources
                                        Hereunto Duly Authorized by Vote of the
                                         Human Resources and Compensation
                                         Committee of the Board of Directors

                       Collective Bargaining Agreements
                          Referenced in Section 1.16


                                                      Effective
                                                       Date of
              Union                                   Coverage
              -----                                   ---------

      United Paperworkers                             January 1, 1992*
        International Union,
        Locals 12, 24, 37, 152

      Trades Union                                    January 1, 1992*
        Locals 156, 362, 485, 567,
        658, 69, 1612 and 261

      Office & Professional Employees                 January 1, 1992*
        International Union, Local 192

      United Plant Guard Workers                      January 1, 1992*
        of America, Local 549

      Pinkham Lumber Company UPIU,                    July 1, 1996
        Local 1310

      Non-Union, hourly-paid Employees                October 1, 1995

* The Effective Date of the Plan

                           Applicable Annual Limit


        The Annual Limit on GNP Matching Contributions Applicable to the following groups of Employees in the following Plan Years is as set forth in the appropriate column opposite the group's collective bargaining unit (or other designation):

            Applicable Annual Limit on GNP Matching Contributions
                      with respect to Plan Year ending:

    Union/
Other Designation       12/31/95          12/31/96            12/31/98
-----------------       --------          --------            --------
                                    and each year thereafter
                                     (unless a subsequent
                                       change is shown)

UPIU, Locals 12, 24,
 37, 152                $ 900.00          $1,000.00

Trades, Locals
156, 362, 485, 567,
658, 69, 1612 and 261   $ 900.00          $1,000.00

OPEIU, Local 192        $ 900.00          $1,000.00

UPGWA, Local 549        $ 800.00          $  800.00

UPIU, Local 1310           N/A            No Match               $500.00
                                                            (effective 3/1/98)

Non-Union, hourly paid  $ 800.00          $ 800.00
Employees


                                      2